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                                                                    EXHIBIT 99.1

                        THE TRUST COMPANY OF NEW JERSEY


  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                           STOCKHOLDERS, MAY 13, 2004


The undersigned appoints Alan J. Wilzig and Lawrence R. Codey, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned all the shares of stock of The Trust Company of New Jersey held of record by the undersigned on April 9, 2004, at the special meeting of stockholders to be held on May 13, 2004, and at any adjournments or postponements thereof, upon matters properly coming before the special meeting, as set forth in the notice of special meeting and proxy statement-prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

(1) PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 16, 2003, BY AND AMONG THE TRUST COMPANY OF NEW JERSEY, NORTH FORK BANCORPORATION, INC. AND NORTH FORK BANK.

      [ ] FOR                  [ ] AGAINST                   [ ] ABSTAIN


(3) Upon all such other matters as may properly come before the special meeting and/or any adjournments or postponements thereof, as the proxies in their discretion may determine. The board of directors is not aware of any such matter.


      Any proxies heretofore given for the special meeting are hereby revoked.


IMPORTANT: PLEASE CHECK THE BOXES ABOVE, DATE AND SIGN ON THE REVERSE SIDE AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                          (continued on reverse side)


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UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED ON THE REVERSE, THIS PROXY
WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER.


                                 Dated: ----------------------------------, 2004

                                 -----------------------------------------------
                                 Signature

                                 -----------------------------------------------
                                 (Signature if held jointly)

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person. For an account in the name of two or more persons, each should sign, or if only one signs, he should attach evidence of his authority.


Please sign this proxy and return it promptly whether or not you expect to attend the special meeting. You may nevertheless vote in person if you do attend.


PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

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